Exhibit 99.1

PULASKI FINANCIAL’S SECOND FISCAL QUARTER EPS MORE THAN TRIPLES

Current Versus Prior Year Quarter Highlights

•                  Earnings growth

•                  Diluted EPS $0.29 in 2013 versus $0.08 in 2012

•                  Annualized return on average assets 1.09% in 2013 versus 0.42% in 2012

•                  Annualized return on average common equity 13.36% in 2013 versus 3.67% in 2012

•                  66% increase in mortgage revenues

•                  73% decline in combined provision for loan losses and foreclosure costs

Linked Quarter Highlights

•                  5% increase in mortgage revenues

•                  $18 million, or 3%, increase in commercial loans

•                  Net interest income declines modestly; strong commercial loan growth only partially offsets impact of market-driven yield declines and expected legacy residential mortgage portfolio runoff

•                  51% decline in combined provision for loan losses and foreclosure costs

•                  Continued improvement in asset quality

•                  Non-performing assets down $7.2 million, or 14%, to 3.3% of total assets from 3.8%

•                  Internal adversely classified assets decreased 14%

•                  Percentage of loans that were 31 to 89 days past due on payments remained almost constant at approximately 1% of gross loans

ST. LOUIS, April 23, 2013 —Pulaski Financial Corp. (Nasdaq Global Select: PULB) reported net income available to common shares for the quarter ended March 31, 2013 of $3.2 million, or $0.29 per diluted common share, compared with $851,000, or $0.08 per diluted common share, for the quarter ended March 31, 2012.  For the six-month periods, the Company reported net income available to common shares of $6.0 million, or $0.54 per diluted common share, in 2013 compared with net income of $3.4 million, or $0.30 per diluted common share, in 2012.

Gary Douglass, President and Chief Executive Officer, commented, “We are very pleased with our second fiscal quarter results, which, when combined with first quarter results, yield an outstanding first half earnings performance.  Our ongoing focus on asset quality improvement resulted in meaningful declines in overall credit costs.  Despite a challenging and generally low growth environment, our commercial lending team delivered another solid quarter in terms of loan growth.  And finally, our mortgage banking operation contributed yet another strong quarter of revenue growth.”

Net Interest Income Declines Modestly

Net interest income was $11.5 million for the quarter ended March 31, 2013 compared with $11.8 million in each of the quarters ended December 31, 2012 and March 31, 2012.  The decreases were primarily the result of declines in the net interest margin, which was 3.67% for the quarter ended March 31, 2013 compared with 3.87% for the December 2012 quarter and 3.88% for the March 2012 quarter.

Douglass commented, “We continue to be encouraged by our ongoing commercial loan growth, which resulted in the second consecutive quarter of total net loan portfolio growth.  However, this loan growth was not quite sufficient to offset the market-driven yield declines we and others are experiencing on new and renewing loans and the expected continued runoff of our legacy residential mortgage loan portfolio.  As a result, we reported a modest decline in net interest income for the quarter.”

Mortgage Revenues Showed a Substantial Increase on Improved Profit Margins and Higher Loan Sales Volumes

Primarily as the result of increased mortgage revenues, non-interest income increased to $4.6 million for the quarter ended March 31, 2013 compared with $3.6 million for the quarter ended March 31, 2012.  Mortgage revenues were $3.1 million on loan sales of $350 million for the quarter ended March 31, 2013 compared with $1.9 million on loan sales of $309 million for the quarter ended March 31, 2012.  The Company also saw a 5% increase in linked-quarter mortgage revenues.

Mortgage loans originated for sale totaled $310 million for the quarter ended March 31, 2013 compared with $307 million for the quarter ended March 31, 2012.  The low level of market interest rates continued to fuel strong demand for mortgage refinancings during the March 2013 quarter.  Also, the Company continued to experience strong demand for loans to finance the purchase of homes.  Mortgage loans originated to finance the purchase of homes totaled $123 million, or 40% of total loans originated for sale, during the quarter ended March 31, 2013 compared with $118 million, or 38% of total loans originated for sale, for the quarter ended March 31, 2012.

The net profit margin on loans sold improved to 0.90% for the quarter ended March 31, 2013 compared with 0.61% for the March 31, 2012 quarter and 0.81% for the December 2012 quarter.  The increases were primarily the result of improved selling prices realized from the Company’s mortgage loan investors and the continued control of costs to originate such loans.  Mortgage loans held for sale decreased to $144.0 million at March 31, 2013 compared with $197.9 million at December 31, 2012.

Douglass noted, “We are delighted to report our eighth consecutive quarterly increase in mortgage revenues.  We are also encouraged by the recovering housing market that has resulted in increased home purchase activity.  While the percentage of loans originated to finance home purchases remained almost constant with the December 2012 quarter at 40% of our total residential origination volume, it is important to note that this percentage grew to 51% in March 2013 and approximately 62% so far in April 2013.  Given all that has been written about the projected decline in future refinancing demand, we are pleased to see the pick-up in loan originations related to home purchases that we are currently experiencing.”

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Non-Interest Expense Declines from Linked Quarter

Total non-interest expense was $9.1 million for the quarter ended March 31, 2013 compared with $9.9 million for the December 2012 quarter and $7.9 million for the March 2012 quarter.

Douglass observed, “We saw non-interest expense levels drop closer to what we expect to be a more representative quarterly run rate going forward.  This drop was principally due to significantly lower foreclosure costs compared with the previous two quarters.  In those previous quarters, we incurred higher costs as we disposed of and prepared properties for future disposition.”

Asset Quality Continued to Improve at an Accelerated Pace

Non-performing assets decreased to $44.9 million, or 3.3% of total assets, at March 31, 2013 from $52.0 million, or 3.8% of total assets, at December 31, 2012.  In addition, the balance of internal adversely classified assets decreased approximately 14% from December 31, 2012 to March 31, 2013, resulting in the sixth consecutive quarterly decline in this category.

The provision for loan losses for the three months ended March 31, 2013 was $1.4 million compared with $2.1 million for the three months ended December 31, 2012.  The decreased provision was the result of a lower level of net charge-offs combined with the lower level of non-performing and internal adversely classified assets.  Net charge-offs for the quarter ended March 31, 2013 totaled $724,000 compared with $1.2 million for the December 2012 quarter.

Other News — Company Announces Updated Shelf Registration and Preferred Share Repurchase

In other news, the Company today announced that it has filed a shelf registration statement with the Securities and Exchange Commission.  This replaces the Company’s previously filed shelf registration statement, which expired in December 2012, and provides the Company with the ability to offer up to $40.0 million of securities, including common stock, preferred stock, debt securities, depositary shares, warrants or units.

Douglass noted, “Updating our shelf registration is a prudent step to maintain flexibility for the Company to quickly access the capital markets in favorable market conditions if the need arises.  We reiterate our commitment not to undertake an offering that is not in the best interest of our existing shareholders.”

The Company also announced today that it recently completed another repurchase of its preferred stock from private investors.  During April 2013, the Company repurchased $2 million in par value, or approximately 8% of the outstanding shares, of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1,000 per share liquidation preference at an average price of 97%.

Douglass commented, “We were able to fund the additional repurchases using cash from accumulated earnings and excess capital.  Since completion of the Treasury’s auction to private investors in July 2012, we have repurchased 28% of the original $32.5 million in par value of our

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preferred securities at an average price of 94%.  Subject to earnings and excess capital availability, we expect to continue to implement our capital management strategy by repurchasing additional preferred shares throughout the balance of fiscal 2013.”

Conclusion / Outlook

Douglass stated, “Based on the encouraging momentum generated in the first half of fiscal 2013, we expect a strong second half resulting in meaningful year-over-year earnings growth.  We expect the second half to be highlighted by additional asset quality improvement resulting in the continuing normalization of credit costs, a continuation of commercial loan growth and a continued focus on increasing residential mortgage market share gains to capitalize on increasing home purchase activity.”

Conference Call Tomorrow

Pulaski Financial’s management will discuss second fiscal quarter results and other developments tomorrow, April 24 2013, during a conference call beginning at 11 a.m. EDT (10 a.m. CDT).  The call will also be simultaneously webcast and archived for three months at:  http://pulaskibank.com/corporate-profile.aspx.  Participants in the conference call may dial 877-473-3757, conference ID 42939679, a few minutes before the start time. The call will also be available for replay through May 23, 2013 at 855-859-2056 or 404-537-3406, conference ID 42939679.

About Pulaski Financial

Pulaski Financial Corp., operating in its 91st year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area.  The Bank also offers mortgage loan products through loan production offices in the St. Louis and Kansas City metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, Omaha, Nebraska, and Council Bluffs, Iowa. The Company’s website can be accessed at www.pulaskibank.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2012 on file with the SEC, including the sections entitled “Risk Factors.”  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

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For Additional Information Contact:

Paul Milano

Chief Financial Officer

Pulaski Financial Corp.

(314) 317-5046

Tables follow...

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PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Interest income	$13,176	$13,613	$14,011
Interest expense	1,687	1,806	2,190

Net interest income	11,489	11,807	11,821
Provision for loan losses	1,375	2,065	5,500

Net interest income after provision for loan losses	10,114	9,742	6,321

Retail banking fees	994	1,153	978
Mortgage revenues	3,148	2,988	1,897
Investment brokerage revenues	264	293	397
Other	230	282	283
Total non-interest income	4,636	4,716	3,555

Salaries and employee benefits	4,413	4,566	3,781
Occupancy, equipment and data processing expense	2,545	2,360	2,329
Advertising	111	119	105
Professional services	801	554	403
FDIC deposit insurance premium expense	276	434	388
Real estate foreclosure losses and expense, net	240	1,214	441
Other	720	611	495
Total non-interest expense	9,106	9,858	7,942

Income before income taxes	5,644	4,600	1,934
Income tax expense	1,992	1,472	565
Net income after tax	3,652	3,128	1,369
Preferred stock dividends	(406)	(406)	(518)
Earnings available to common shares	$3,246	$2,722	$851

Annualized Performance Ratios
Return on average assets	1.09%	0.96%	0.42%
Return on average common equity	13.36%	11.40%	3.67%
Interest rate spread	3.55%	3.73%	3.74%
Net interest margin	3.67%	3.87%	3.88%

SHARE DATA
Weighted average shares outstanding - basic	10,916,522	10,815,633	10,659,123
Weighted average shares outstanding - diluted	11,136,801	11,066,355	11,132,612
Basic earnings per common share	$0.30	$0.25	$0.08
Diluted earnings per common share	$0.29	$0.25	$0.08
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME, Continued

(Unaudited)

(Dollars in thousands except per share data)

	Six Months Ended March 31,
	2013	2012
Interest income	$26,789	$28,634
Interest expense	3,493	4,699

Net interest income	23,296	23,935
Provision for loan losses	3,440	8,500

Net interest income after provision for loan losses	19,856	15,435

Retail banking fees	2,147	1,980
Mortgage revenues	6,136	3,583
Investment brokerage revenues	557	771
Other	512	636
Total non-interest income	9,352	6,970

Salaries and employee benefits	8,979	7,524
Occupancy, equipment and data processing expense	4,905	4,510
Advertising	231	213
Professional services	1,355	829
Real estate foreclosure losses and expenses, net	1,454	1,133
FDIC deposit insurance premiums	710	882
Other	1,330	982
Total non-interest expense	18,964	16,073

Income before income taxes	10,244	6,332
Income tax expense	3,464	1,921
Net income after tax	6,780	4,411
Preferred stock dividends	(811)	(1,035)
Earnings available to common shares	$5,969	$3,376

Annualized Performance Ratios
Return on average assets	1.03%	0.68%
Return on average common equity	12.39%	7.33%
Interest rate spread	3.64%	3.76%
Net interest margin	3.77%	3.92%

SHARE DATA
Weighted average shares outstanding - basic	10,865,523	10,632,225
Weighted average shares outstanding - diluted	11,101,194	11,069,306
Basic earnings per common share	$0.55	$0.32
Diluted earnings per common share	$0.54	$0.30
Dividends per common share	$0.190	$0.190

PULASKI FINANCIAL CORP.

BALANCE SHEET DATA

(Unaudited)

	(Dollars in thousands)

	March 31,	December 31,	September 30,
	2013	2012	2012
Total assets	$1,350,635	$1,382,295	$1,347,517
Loans receivable, net	1,003,363	987,808	975,728
Allowance for loan losses	18,608	17,957	17,117
Mortgage loans held for sale, net	144,031	197,876	180,575
Investment securities	39,565	26,759	27,578
FHLB stock	4,535	5,336	5,559
Cash and cash equivalents	70,107	74,650	62,335
Deposits	1,094,251	1,116,133	1,081,698
Borrowed Money	97,943	111,245	109,981
Subordinated debentures	19,589	19,589	19,589
Stockholders’ equity - preferred	25,152	25,064	24,976
Stockholders’ equity - common	97,749	95,178	93,191
Book value per common share	$8.60	$8.38	$8.21
Tangible book value per share	$8.25	$8.03	$7.86
Regulatory capital ratios - Pulaski Bank only: (1)
Tier 1 leverage capital (to average assets)	9.90%	9.51%	9.63%
Total risk-based capital (to risk-weighted assets)	13.91%	13.57%	13.58%

(1)  March 31, 2013 regulatory capital ratios are estimated.

	March 31,	December 31,	September 30,
	2013	2012	2012
LOANS RECEIVABLE
Single-family residential:
Residential first mortgage	$213,685	$208,838	$211,760
Residential second mortgage	41,455	42,798	42,091
Home equity lines of credit	129,651	136,919	143,931
Total single-family residential	384,791	388,555	397,782
Commercial:
Commercial and multi-family real estate	346,678	336,528	323,334
Land acquisition and development	46,350	46,073	47,263
Real estate construction and development	18,617	20,536	21,907
Commercial and industrial	220,414	210,478	197,755
Total commercial	632,059	613,615	590,259
Consumer and installment	2,397	2,790	2,674
	1,019,247	1,004,960	990,715
Add (less):
Deferred loan costs	3,024	2,983	3,116
Loans in process	(300)	(2,178)	(986)
Allowance for loan losses	(18,608)	(17,957)	(17,117)
Total	$1,003,363	$987,808	$975,728
Weighted average rate at end of period	4.75%	4.89%	4.92%

	March 31, 2013		December 31, 2012		September 30, 2012
		Weighted		Weighted		Weighted
		Average		Average		Average
		Interest		Interest		Interest
	Balance	Rate	Balance	Rate	Balance	Rate
	(Dollars in thousands)
DEPOSITS
Demand Deposit Accounts:
Non-interest-bearing checking	$166,943	0.00%	$183,185	0.00%	$173,374	0.00%
Interest-bearing checking	262,768	0.10%	284,436	0.11%	276,542	0.14%
Savings accounts	39,492	0.13%	38,385	0.13%	37,258	0.14%
Money market	193,172	0.26%	172,153	0.25%	149,194	0.26%
Total demand deposit accounts	662,375	0.12%	678,159	0.12%	636,368	0.13%

Certificates of Deposit:
Retail	352,401	1.04%	363,869	1.12%	365,848	1.17%
CDARS	79,476	0.30%	74,105	0.32%	79,483	0.34%
Total certificates of deposit	431,877	0.90%	437,974	0.98%	445,331	1.02%
Total deposits	$1,094,252	0.43%	$1,116,133	0.46%	$1,081,699	0.50%

PULASKI FINANCIAL CORP.

NONPERFORMING ASSETS

(Unaudited)

	(In thousands)

	March 31,	December 31,	September 30,
	2013	2012	2012
NON-PERFORMING ASSETS
Non-accrual loans:
Residential real estate first mortgages	$5,626	$7,295	$4,248
Residential real estate second mortgages	459	771	610
Home equity lines of credit	2,417	1,834	1,613
Commercial and multi-family real estate	3,178	3,637	6,119
Land acquisition and development	27	27	—
Real estate construction and development	33	99	358
Commercial and industrial	3,580	3,842	4,412
Consumer and other	38	106	102
Total non-accrual loans	15,358	17,611	17,462

Troubled debt restructured: (1)
Current under the restructured terms:
Residential real estate first mortgages	6,332	9,590	11,809
Residential real estate second mortgages	404	970	1,473
Home equity lines of credit	595	1,528	1,266
Commercial and multi-family real estate	6,358	3,375	6,388
Land acquisition and development	45	46	—
Real estate construction and development	—	—	34
Commercial and industrial	1,507	1,162	1,186
Consumer and other	36	38	42
Total current troubled debt restructurings	15,277	16,709	22,198
Past due under restructured terms:
Residential real estate first mortgages	2,645	3,517	5,463
Residential real estate second mortgages	332	334	166
Home equity lines of credit	399	440	542
Commercial and multi-family real estate	2,045	3,757	1,607
Land acquisition and development	—	—	39
Total past due troubled debt restructurings	5,421	8,048	7,817
Total troubled debt restructurings	20,698	24,757	30,015
Total non-performing loans	36,056	42,368	47,477
Real estate acquired in settlement of loans:
Residential real estate	4,624	1,617	2,651
Commercial real estate	4,194	8,056	11,301
Total real estate acquired in settlement of loans	8,818	9,673	13,952
Total non-performing assets	$44,874	$52,041	$61,429

(1) Troubled debt restructured includes non-accrual loans totaling $20.7 million, $24.8 million and $30.0 million at March 31, 2013, December 31, 2012 and September 30, 2012, respectively.  These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.

ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS

(Unaudited)

	(Dollars in thousands)

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2013	2012	2013	2012
ALLOWANCE FOR LOAN LOSSES
Allowance for loan losses, beginning of period	$17,957	$25,790	$17,117	$25,714
Provision charged to expense	1,375	5,500	3,440	8,500
Charge-offs:
Residential real estate loans:
First mortgages	366	4,347	1,602	5,053
Second mortgages	517	1,290	868	1,428
Home equity	635	2,507	1,349	3,837
Total residential real estate loans	1,518	8,144	3,819	10,318
Commercial loans:
Commercial and multi-family real estate	42	2,822	564	3,606
Land acquisition & development	—	262	23	262
Real estate construction and development	—	241	260	241
Commercial and industrial loans	—	1,234	484	1,234
Total commercial loans	42	4,559	1,331	5,343
Consumer and other	25	463	59	492
Total charge-offs	1,585	13,166	5,209	16,153
Recoveries:
Residential real estate loans:
First mortgages	4	3	29	11
Second mortgages	75	7	109	20
Home equity	71	48	157	80
Total residential real estate loans	150	58	295	111
Commercial loans:
Commercial and multi-family real estate	67	60	1,109	55
Land acquisition & development	—	—	17	6
Real estate construction and development	628	—	1,797	—
Commercial and industrial	10	8	25	13
Total commercial loans	705	68	2,948	74
Consumer and other	6	4	17	7
Total recoveries	861	130	3,260	193
Net charge-offs	724	13,036	1,949	15,960
Balance, end of period	$18,608	$18,254	$18,608	$18,254

	March 31,	December 31,	September 30,
	2013	2012	2012
ASSET QUALITY RATIOS
Non-performing loans as a percent of total loans	2.54%	4.22%	4.79%
Non-performing loans excluding current troubled debt restructurings as a percent of total loans	2.04%	2.55%	2.55%
Non-performing assets as a percent of total assets	3.32%	3.76%	4.56%
Non-performing assets excluding current troubled debt restructurings as a percent of total assets	2.19%	2.56%	2.91%
Allowance for loan losses as a percent of total loans	1.83%	1.79%	1.73%
Allowance for loan losses as a percent of non-performing loans	51.61%	42.38%	36.05%
Allowance for loan losses as a percent of non-performing loans excluding current troubled debt restructurings and related allowance for loan losses	78.28%	68.11%	65.56%

PULASKI FINANCIAL CORP.

AVERAGE BALANCE SHEETS

(Unaudited)

	(Dollars in thousands)

	Three Months Ended
	March 31, 2013			March 31, 2012
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,007,196	$11,644	4.62%	$1,030,081	$12,649	4.91%
Mortgage loans held for sale	178,783	1,413	3.16%	138,654	1,277	3.68%
Other interest-earning assets	66,180	119	0.72%	50,754	85	0.67%
Total interest-earning assets	1,252,159	13,176	4.21%	1,219,489	14,011	4.60%
Non-interest-earning assets	82,207			84,438
Total assets	$1,334,366			$1,303,927

Interest-bearing liabilities:
Deposits	$942,363	$1,327	0.56%	$948,665	$1,824	0.77%
Borrowed money	87,209	360	1.64%	66,444	366	2.20%
Total interest-bearing liabilities	1,029,572	1,687	0.66%	1,015,109	2,190	0.86%
Non-interest-bearing deposits	169,058			150,662
Non-interest-bearing liabilities	13,410			13,723
Stockholders’ equity	122,326			124,433
Total liabilities and stockholders’ equity	$1,334,366			$1,303,927
Net interest income		$11,489			$11,821
Interest rate spread			3.55%			3.74%
Net interest margin			3.67%			3.88%

	(Dollars in thousands)

	Six Months Ended
	March 31, 2013			March 31, 2012
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$997,061	$23,583	4.73%	$1,035,594	$25,850	4.99%
Mortgage loans held for sale	181,319	2,982	3.29%	138,676	2,588	3.73%
Other interest-earning assets	58,387	224	0.77%	46,685	196	0.84%
Total interest-earning assets	1,236,767	26,789	4.33%	1,220,955	28,634	4.69%
Non-interest-earning assets	84,402			85,870
Total assets	$1,321,169			$1,306,825

Interest-bearing liabilities:
Deposits	$926,782	$2,761	0.60%	$944,090	$3,956	0.84%
Borrowed money	81,984	732	1.79%	70,644	743	2.10%
Total interest-bearing liabilities	1,008,766	3,493	0.69%	1,014,734	4,699	0.93%
Noninterest-bearing deposits	175,869			153,789
Noninterest-bearing liabilities	15,110			14,601
Stockholders’ equity	121,424			123,701
Total liabilities and stockholders’ equity	$1,321,169			$1,306,825
Net interest income		$23,296			$23,935
Interest rate spread			3.64%			3.76%
Net interest margin			3.77%			3.92%

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